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                                                                    EXHIBIT 99.1



                          BEAUTICONTROL COSMETICS, INC.

                         1998 SPECIAL STOCK OPTION PLAN


         1. PURPOSE. The purpose of the Plan is to provide non-employee directors of BeautiControl Cosmetics, Inc. (the "Corporation") with a proprietary interest in the Corporation through the granting of options which will:

                  (a) provide a means through which the Corporation may attract able persons to serve as non-employee directors of the Corporation;

                  (b) increase the interest of non-employee directors in the Corporation's welfare; and

                  (c) furnish an incentive to the non-employee directors to continue their services for the Corporation and to reward them for their services in a manner that will suitably recognize the value of their judgment, counsel and expertise.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation ("Board"), or a committee thereof; provided, however, that the Board in its discretion may appoint a Stock Option Committee ("Committee") consisting of not less than two non-employee members of the Board, for the purpose of administering the Plan. Except as otherwise provided by the Board in written directions to the Committee, the Committee shall have all of the powers with respect to the Plan. Any member of the Committee (or all members in the event the Board elects to assume direct responsibility for administration of the Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         3. PARTICIPANTS. Only directors who are not employees of the Corporation shall be eligible to participate in the Plan.

         4. SHARES SUBJECT TO PLAN. The Board may not grant options under the Plan, in the aggregate, for more than 59,000 shares of Common Stock of the Corporation (subject to adjustment in accordance with Section 10). Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

         5. GRANTS OF OPTIONS. All options under this Plan shall be granted by the Board. The grant of an option shall be evidenced by a stock option agreement containing such terms and provisions as are approved by the Board, but not inconsistent with this Plan. The Corporation shall execute stock option agreements upon instructions from the Board.

         Each participant in the Plan shall be granted options in the following manner:

                  (a) When a person is first elected or appointed as a director of the Corporation, the Board shall grant such person, at the meeting of the Board in which such person has been appointed, or at the first meeting of the Board following his or her election, options to purchase 2,500 shares of Common Stock; and

                  (b) In addition to the foregoing, throughout the term of this Plan, on the fourteenth (14th) business day (the "Determination Date") after the last day of the Corporation's fiscal year, the Committee shall grant to each non-employee director options to purchase 1,000 shares of Common Stock if the Corporation's net income for the fiscal year immediately preceding the Determination Date is equal to or greater than 105% of the Corporation's net income for such previous fiscal year.



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         6. EXERCISE PRICE. The exercise price of options granted hereunder shall be 100% of the fair market value of the Common Stock on the date of grant of such option. For the purposes hereof, the fair market value of the Common Stock shall be the closing price of the Common Stock on such date on the principal national securities exchange on which the Common Stock is listed, or if not so listed, the closing price of the Common Stock on such date on the NASDAQ National Market, or if not so quoted, the average of the bid and asked prices of the Common Stock on such date in such other market in which shares of Common Stock are regularly quoted, or if not so quoted, as established by the Board on such date.

         7. TERM OF OPTIONS. Each option and all rights thereunder shall expire ten (10) years from the date on which the option is granted. No option shall be exercised by any participant until after the expiration of a period of one (1) year from the date of grant.

         8. TERMINATION OF SERVICE AS DIRECTOR. An option shall terminate and no rights thereunder may be exercised if the person to whom it is granted ceases to serve as a director of the Corporation, except that (and subject to Section 11):

                  (a) If the holder of an option ceases to serve as a director of the Corporation for any reason other than death, the holder of an option may, at any time within not more than three (3) months after such holder's service to the Corporation as a director ceases, exercise an option to the extent, and only to the extent, that the option or portion thereof had become exercisable on the date of such holder's service to the Corporation as a director ceased; and

                  (b) If a holder of an option dies prior to the termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the holder on the date of the holder's death, by the holder's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the holder. Any option exercised after the death of a holder must be exercised prior to the date of its expiration according to its terms or one year from the date of the holder's death, whichever first occurs.

         9. EXERCISE OF OPTIONS. An option granted under the Plan shall be exercisable as follows:

                  (a) Method of Exercise of Options. Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice to the Secretary of the Corporation, designating the number of shares of Common Stock as to which the option is exercised, and shall be accompanied by payment in full for the number of shares of Common Stock so designated, together with any written statements required by any applicable securities laws. Unless further restricted by the Board in the option agreement granting the option, payment for options to be exercised shall be made (i) in cash, (ii) by certified or cashier's check, (iii) with shares of Common Stock, (iv) at the sole discretion of the Board, with a promissory note bearing a reasonable rate of interest, (v) by delivery to the Corporation of irrevocable instructions from the option holder to a broker or dealer, reasonably acceptable to the Corporation, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge such shares as collateral for a loan and promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay such purchase price, or (vi) by a combination of any of the foregoing. If paid in whole or in part with shares of Common Stock, the value of the shares of Common Stock surrendered shall be their market value as determined by the Board in a uniform and non-discriminatory manner. Nothing herein shall prohibit the Corporation, in its sole discretion, from lending to the option holder, guaranteeing a loan to the option holder, or otherwise assisting the option holder to obtain the cash necessary to exercise all or a portion of an option granted hereunder. Fractional shares may not be purchased under an option. An option shall be deemed to be exercised when such notice and payment have been received.

                  (b) Limitations on Exercise of Options. Except as otherwise provided in this Plan, each option granted under the Plan shall be exercisable, whether in whole or in part, no earlier than one (1) year from the date of grant of the option, and only in such installments as may be specified in the agreement granting the option. In no event may an option be exercised or shares of Common Stock issued pursuant to an option if any necessary listing of the shares of Common Stock on a stock exchange or any necessary registration under state or federal securities laws has not been accomplished.






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         10. CAPITAL ADJUSTMENTS. The aggregate number of shares of Common Stock which may be purchased pursuant to options to be granted under the Plan, the number of shares of Common Stock covered by each outstanding option granted under the Plan, and the option price for outstanding options, shall be proportionately adjusted to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation, or the like, of or by the Corporation. Any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

         11. REORGANIZATION; MERGER. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the option would have been entitled. In the event of any merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, there shall be substituted for the shares of Common Stock an appropriate number of shares of each class of stock or other securities or the amount of cash, property or assets of the surviving or consolidated corporation in respect of such shares exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing however (or anything to the contrary contained elsewhere in this Plan), all such options may be canceled by the Corporation as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Corporation by giving notice to each holder thereof (or to his personal representative) of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding options, without regard to the installment provisions of any option agreement.

         12. LIQUIDATION; DISSOLUTION. In case the Corporation shall at any time while any option under this Plan shall be in force and remain unexpired, sell all or substantially all its property or dissolve, liquidate or wind up its affairs, each participant may thereafter receive upon exercise thereof in lieu of each share of Common Stock of the Corporation which such participant would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Corporation. In the event that the Corporation shall at any time prior to the expiration of any option make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

         13.      ACCELERATION.

                  (a) A "Change in Control" for purposes of this Plan shall mean
         (i) without prior approval of the Board a single person or entity or group of affiliated persons or entitles acquires more than 50% of the Common Stock issued and outstanding immediately prior to such acquisition; (ii) stockholders approve the consummation of any merger of the Corporation or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Corporation immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iii) a change in the majority of the Board during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

                  (b) If a Change in Control has occurred, all outstanding options shall be immediately exercisable by the holder of the option for the total remaining number of shares of Common Stock covered by the option. Such option may then be exercised by its holder at any time within a period of thirty (30) days following the date on which the Change of Control occurred, unless otherwise limited by the applicable stock option agreement or by Section 11.

                  (c) Any options subject to acceleration under this Section that are not exercised during the period of thirty (30) days provided in subsection (b) above shall be treated as if no Change in Control had occurred and shall be governed by their original terms.

         14. ASSIGNABILITY. Unless the Board provides otherwise, options granted under this Plan may be transferred by a participant to (i) the spouse, children or grandchildren of the participant ("Immediate Family Members"); (ii) a trust


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or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which such Immediate Family Members are the only partners; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or (v) a split interest trust or pooled income fund described in
Section 25229(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of a transferred stock option shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such stock option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and that for the purposes of this Plan the terms "participant," "holder," and "option holder" shall be deemed to include the transferee. After any such transfer, the events described under the heading "Termination of Service as Director" (set forth in Section 8) shall continue to be applied with respect to the original participant, and the options shall be exercisable by the transferee only to the extent described in Section
8. The Board and the Corporation shall have no obligation to inform any transferee of any expiration, termination, lapse or acceleration of such option. The Corporation shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under this Plan that has been transferred by a participant under this Section 14.

         15. INTERPRETATION. The Board shall interpret this Plan and shall prescribe such rules in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules.

         16. AMENDMENT AND TERMINATION OF THE PLAN. This Plan may be amended or terminated by the Board at any time without the approval of the stockholders of the Corporation.

         17. EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board shall be deemed to give any option holder any right to continue to serve as a director of the Corporation or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Corporation and then only to the extent and upon the terms and conditions expressly set forth therein.

         18. INVESTMENT INTENT. The Corporation may require that there be presented to and filed with it by any participant under the Plan such evidence as it may deem necessary to establish that the options granted or shares of Common Stock granted or the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution.

         19. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on February 18, 2008. The Board may not grant options under this Plan after that date, but options granted before that date will continue to be effective in accordance with their terms and conditions.

         20. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                  (a) "Plan" means this 1998 Special Stock Option Plan, as amended from time to time.

                  (b) "Corporation" means BeautiControl Cosmetics, Inc., a Delaware corporation.

                  (c) "Board" means the Board of Directors of the Corporation and, to the extent applicable, or such members thereof as are delegated powers under Section 2 of this Plan.

                  (d) "Common Stock" means the Common Stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.



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         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of February 18, 1998.


                                        By: /s/ RICHARD W. HEATH
                                            -----------------------------
                                            Richard W. Heath, President

Attest:


/s/ M. DOUGLAS TUCKER
-----------------------------------
M. Douglas Tucker, Secretary











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